Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement No. 333-278633 on Form S-3, of our report dated March 31, 2026, relating to the financial statements of AirJoule, LLC, appearing in the Annual Report on Form 10-K of AirJoule Technologies Corporation for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 5, 2026